UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 6, 2013

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward J. Jakos

Effective September 6, 2013, Edward J. Jakos, CPA, was appointed as a member of the Board of Directors of Verity Corp. (the “Corporation”).

Mr. Jakos joined Verity Farms, LLC in 2012 as Operations Manager and was appointed Chief Financial Officer in May 2013. From 2005 to 2012, Mr. Jakos was a Senior Accountant with CNA Surety. From 2000 to 2005, Mr. Jakos worked as an accountant for Great West Casualty Company. From 1986 through 2005, Mr. Jakos held various positions in financial and accounting matters. Mr. Jakos received a BS in Forestry from North Carolina State University.

There is no understanding or arrangement between Mr. Jakos and any other person pursuant to which Mr. Jakos was selected as a director of the Corporation.  Mr. Jakos does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: September 9, 2013	By:	/s/ DUANE SPADER
Duane Spader
Chief Executive Officer and President